Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 20, 2014, in the Registration Statement (Form F-1) and related Prospectus of CyberArk Software Ltd. dated August 26, 2014.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
August 26, 2014	Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global